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                                    EXHIBIT 5


                            STOCK PURCHASE AGREEMENT
                          (PHP Healthcare Corporation)



                  This Stock Purchase Agreement is dated as of December 23, 1998 between Chase Manhattan Bank and John W. Kluge, Trustees U/A DTD 5/30/84 as Amended made by and for John W. Kluge ("Seller") and David Finkelstein ("Buyer").

                  Seller is the holder of 500,000 shares (the "Shares"), among other shares, of common stock, par value $.01 per share (the "Common Stock"), of PHP Healthcare Corporation, a Delaware corporation (the "Issuer"). The Shares were acquired from the Issuer or an affiliate (as such term is used in Rule 144 ("Rule 144") under the Securities Act of 1933, as amended (the "Securities Act")) of the Issuer, and are therefore restricted stock (as such term is used in Rule 144).

                  Buyer hereby purchases, and Seller hereby sells, the Shares for a purchase price equal to $.03 per Share. In connection with such purchase Buyer hereby represents and warrants to Seller as follows:

1. Buyer acknowledges that (a) Buyer has had access to such information regarding the Issuer as is publicly available, (b) the Issuer has not timely filed its quarterly report on Form 10-Q for the quarterly period ended September 30, 1998, (c) the Issuer is a debtor under the United States Bankruptcy Code, (d) Seller has no information regarding the Issuer other than the publicly available information contained in the Issuer's reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, and (e) although Seller holds in excess of ten percent of the outstanding shares of Common Stock, neither Seller nor any affiliate of Seller has had any participation in the management of the Issuer, and that neither Seller nor any affiliate of Seller has any right or ability to exercise management control over the Issuer.

2. Buyer has such knowledge and experience in financial and business matters that Buyer is capable of utilizing the information that is

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     available to Buyer concerning the Issuer to evaluate the risks of investment in the Issuer.

3. Buyer understands that the Shares have not been registered or qualified under the Securities Act or any state securities or blue sky laws.

4. Buyer is purchasing the Shares for Buyer's own sole benefit and account for investment and not with a view to, or a resale in connection with, a public offering or distribution thereof.

5. The Shares will not be resold (i) without registration or qualification thereof pursuant to the Securities Act and any applicable state securities or blue sky laws (unless an exemption therefrom is available) or (ii) in violation of the Stockholder Voting Agreement dated as of July 31, 1998 between Seller and the Issuer or any applicable law.

                  Seller hereby represents and warrants to Buyer that neither Seller nor any affiliate of Seller has had any participation in the management of the Issuer, and that neither Seller nor any affiliate of Seller has any right or ability to exercise management control over the Issuer.

                  In witness whereof, the parties hereto have executed and delivered this agreement on the date first above written.

                                            CHASE MANHATTAN BANK
                                            AND JOHN W. KLUGE,
                                            TRUSTEES U/A DTD 5/30/84 AS
                                            AMENDED MADE BY AND FOR
                                            JOHN W. KLUGE



                                              By:  /S/ JOHN W. KLUGE
                                                   ------------------
                                                   John W. Kluge
                                                   Trustee


                                              /S/ DAVID FINKELSTEIN
                                              ---------------------
                                              David Finkelstein